    As filed with the Securities and Exchange Commission on January 28, 2000
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             ENDOSONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                 68-0028500
      (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                               ------------------

                                2870 KILGORE ROAD
                        RANCHO CORDOVA, CALIFORNIA 95670
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                             ENDOSONICS CORPORATION
                       1999 NONSTATUTORY STOCK OPTION PLAN

                            (FULL TITLE OF THE PLANS)

                               ------------------

           KATHLEEN E. REDD                               COPY TO:
    ACTING CHIEF FINANCIAL OFFICER                  MICHAEL W. HALL, ESQ.
        ENDOSONICS CORPORATION                        LATHAM & WATKINS
          2870 KILGORE ROAD                        135 COMMONWEALTH DRIVE
   RANCHO CORDOVA, CALIFORNIA 95670              MENLO PARK, CALIFORNIA 94025
            (916) 638-8008                              (650) 328-4600

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


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                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum      Proposed Maximum
                                               Amount of Shares to   Offering Price Per    Aggregate Offering         Amount of
     Title of Securities to be Registered         be Registered             Share                 Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par value..                 200,000               $4.98(1)           $996,000.00(2)           $263.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 26, 2000.

(2) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents and information heretofore filed with the Commission hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

               (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 1999, June 30, 1999 and September 30, 1999;

               (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above;

               (d) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on February 21, 1992 pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

        In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote or stockholders of otherwise.

        The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty to care to the fullest extent permissible under the DGCL. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the DGCL. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS

        (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.


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

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on this 28th day of January, 2000.

                                         ENDOSONICS CORPORATION


                                         By: /s/  KATHLEEN E. REDD
                                            ------------------------------------
                                            Kathleen E. Redd
                                            Acting Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reinhard J. Warnking and Kathleen E. Redd, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                               Title                             Date
       ---------                               -----                             ----
/s/ REINHARD J. WARNKING          President, Chief Executive Officer and   January 28, 2000
-----------------------------     Director (Principal Executive Officer)
Reinhard J. Warnking

/s/ KATHLEEN E. REDD              Acting Chief Financial Officer           January 28, 2000
-----------------------------     (Principal Financial and Accounting
Kathleen E. Redd                  Officer)

/s/ JULIE A. BROOKS               Director                                 January 28, 2000
-----------------------------
Julie A. Brooks

/s/ THOMAS J. CABLE               Director                                 January 28, 2000
-----------------------------
Thomas J. Cable

/s/ DALE CONRAD                   Director                                 January 28, 2000
-----------------------------
Dale Conrad

/s/ JAKOB STAPFER                 Director                                 January 28, 2000
-----------------------------
Jakob Stapfer

       Signature                               Title                             Date
       ---------                               -----                             ----

/s/ GREGG W. STONE                Director                                 January 28, 2000
-----------------------------
Gregg W. Stone

/s/ W. MICHAEL WRIGHT             Director                                 January 28, 2000
-----------------------------
W. Michael Wright

                                INDEX TO EXHIBITS

  EXHIBIT
  -------
    5.1       Opinion of Latham & Watkins as to the legality of the shares being registered.

    23.1      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

    23.2      Consent of Ernst & Young LLP, Independent Auditors.

    24.1      Power of Attorney (included on the signature page to this Registration
              Statement).